Freedom Holding Corp. Enters into Agreement to Acquire Investment Bank Maxim Group to Expand U.S. Presence

Acquisition will expand capital markets, research, and investment banking capabilities

Almaty, Kazakhstan and New York, NY (February 16, 2023) - Freedom Holding Corp. (Nasdaq: FRHC), a diversified multi-national financial services firm, announced today that it has reached a definitive agreement to acquire Maxim Group LLC and its registered investment advisory affiliate Maxim Financial Advisors LLC (together “Maxim Group”), for a combination of cash and common stock. Including deferred payments and retention bonuses, the total consideration for the acquisition will be approximately $400 million (USD). Freedom continues its strategy of acquisitions following its 2020 purchase of Prime Executions, Inc., an institutional trading firm with operations on the floor of the New York Stock Exchange which was recently approved to conduct investment banking and equity capital market businesses under Freedom Capital Markets.

Maxim Group is a leading full-service investment bank headquartered in New York, that caters to emerging growth companies globally. Its business lines include investment banking, equity capital markets and institutional sales, equity research, merchant capital, and corporate and wealth management services. Maxim Group's corporate and institutional reach into Asia, Greece, Israel, and most of Western Europe will complement Freedom's brokerage and global distribution network. Together, the combined entity will provide a broad suite of product offerings to meet the needs of its diverse global client base.

Timur Turlov, CEO of Freedom Holding Corp., stated, "We are committed to growing our global footprint, and we recognize that having a significant U.S. presence is an important part of this strategy. Adding Maxim to our group as a trusted partner through this cornerstone transaction will turbocharge our growth as we continue to expand our U.S. operations."

Once the transaction is complete, Robert Wotczak, Chief Executive Officer of Freedom's U.S. operations, will be appointed Executive Chairman of Maxim Group and its subsidiaries, Clifford Teller will be promoted to Chief Executive Officer, and Chris Fiore, one of the Founders of Maxim Group, will remain as President.

"We look forward to building on Maxim's history of success and consistent profitability in varying market conditions," said Robert Wotczak. "Having worked alongside many Maxim team members throughout my career, I have tremendous respect for and confidence in this team's ability to accelerate growth across all business divisions."

"We are looking forward to working with the Freedom team in building a world-class financial services company," said Clifford Teller, President of Maxim Group. "With Freedom's

differentiated distribution network, vast resources, and the synergies among the firms, Maxim will have the ability to expand exponentially in all areas of the investment bank while creating unique U.S. capital market solutions for our clients."

"I am extremely proud of the success Maxim Group has achieved over its twenty-year history. Speaking for our senior management and all of our dedicated employees, we look forward to starting our next chapter and working with an exceptionally strong and talented partner in Freedom," stated Michael Rabinowitz, Chairman of Maxim Group.

Completion of the transaction is subject to certain conditions and the receipt of required regulatory approvals.

About Freedom Holding Corp.
Freedom Holding Corp., a Nevada corporation, is a financial services holding company conducting retail financial securities brokerage, investment research, investment counseling, securities trading, investment banking and underwriting services, mortgages, insurance, and consumer banking through its subsidiaries under the name of Freedom Finance in Europe and Central Asia. Through its subsidiaries, Freedom Holding Corp. employs more than 2,900 people and is a professional participant in the Kazakhstan Stock Exchange, the Astana International Exchange, the Ukrainian Exchange, the Republican Stock Exchange of Tashkent, and the Uzbek Republican Currency Exchange and is a member of the New York Stock Exchange and the Nasdaq Stock Exchange.

Freedom Holding Corp. is headquartered in Almaty, Kazakhstan, and has a presence in 14 countries, including Cyprus, the United States, Uzbekistan, the United Kingdom, and Germany.

Freedom Holding Corp.'s common shares are registered with the United States Securities and Exchange Commission and are traded in the United States on the Nasdaq Capital Market, operated by Nasdaq, Inc.

To learn more about Freedom Holding Corp., visit www.freedomholdingcorp.com.

About Maxim Group LLC
Maxim Group LLC is a full-service investment banking firm headquartered in New York with approximately 240 employees. Maxim Group provides a full array of financial services, including investment banking; private wealth management; and global institutional equity, fixed-income, and derivatives sales and trading, as well as equity research. The investment banking group focuses on middle market and emerging growth companies within the shipping, energy, health care, technology, retail, and business and financial services sectors. The institutional coverage of Maxim Group spans North and South America, Europe, and Asia. Maxim Group LLC is registered as a broker-dealer with the U.S. Securities and Exchange Commission and is a member of the following: Financial Industry Regulatory Authority (FINRA); Municipal Securities Rulemaking Board (MSRB); Securities Insurance Protection Corporation (SIPC); NASDAQ Stock Market and the NYSE Arca, Inc.

To learn more about Maxim Group, visit www.maximgrp.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains "forward-looking" statements, including with respect to the ability of Freedom Holding Corp. (the “Company”) to successfully complete the transaction described herein and its ability to expand its operations in the United States. All forward-looking statements are subject to uncertainty and changes in circumstances. In some cases, forward-looking statements can be identified by terminology such as "expect,” "new,” "plan,” "seek," and "will," or the negative of such terms or other comparable terminology used in connection with any discussion of future plans, actions, and events. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions, and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, and regulatory risks and factors identified in the Company's periodic and current reports filed with the U.S. Securities and Exchange Commission.  All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.

Website Disclosure

Freedom Holding Corp. intends to use its website, https://ir.freedomholdingcorp.com, as a means for disclosing material non-public information and for complying with U.S. Securities and Exchange Commission Regulation FD and other disclosure obligations.

Media contacts:
Freedom Holding:
Deborah Kostroun
Phone: 201-403-8185
Email: Deborah@zitopartners.com

Maxim Group:
Ian Hummel
Phone: 212-895-3700
Press@maximgrp.com